PS29

(R)-Isometheptene* (IMH) Binds to the Imidazoline-1 Receptor and (S)-IMH increases Blood Pressure: Potentially Superior Benefit-to-Risk Ratio for (R)-IMH as an Analgesic for Headache

Bruce Daugherty, Leland Gershell, Seth Lederman

Tonix Pharmaceuticals, New York, NY.

TONIX PHARMACEUTICALS

Introduction

- Isometheptene (IMH) is a racemic drug that has been used clinically in the US for more than 70 years primarily as a treatment for headache. Yet its mechanism of action remains unknown.
- Racemic IMH has sympathomimetic effects that have been linked to cardiovascular effects reported in the product labeling.
- To elucidate the mechanism of action of IMH, we separated IMH into the individual isomers, (R)-IMH and (S)-IMH and studied their molecular and cardiovascular effects.

Racemic isometheptene (IMH) has a long track record of use


1900s
IMH introduced for GI conditions
1950s
Drug Efficacy Study Implementation (DESI) recommends IMH for tension and vascular headache, and possibly migraine
1970s
Research showed effects in migraine
Sympathomimetic activity similar to ergotamine
2011
Discontinued from the market
2013
Tonix discovers TNX-201 (R-isomer of IMH) and begins development
Developing science around TNX-201

Previously marketed isometheptene drugs were a mixture containing equal amounts of two chemically distinct, mirror-image isomers


Racemic IMH
R-isomer
S-isomer
Mirror Plane

Model of I_1-imidazoline receptor signalling pathways


Clonidine
(R)-isometheptene
α_{2B} receptor
I_1 receptor
PC-PLC
Phosphocholine
Lipase
AA
PC
DAG
PKCβ
PKCζ
MAPK Cascade ERK, JNK, etc.
Gene expression Growth regulation

I_1-receptors are coupled to activation of phosphatidylcholine selective Phospholipase C (PC-PLC), liberation of arachidonic acid (AA), generation of diacylglycerol (DAG), activation of protein kinase C (PKC) isoforms (PKCβ, and PKCζ) and mitogen-activated protein kinase (MAPK); extracellular-regulated kinase (ERK); and c-Jun kinase (JNK).

Methods

- Racemic IMH was screened on a broad panel of protein targets, which included enzymes, receptors (both GPCR and non-GPCR), ion channels and transporters.
- The effects on arterial blood pressure (BP) and heart rate (HR) of intravenous (IV) racemic IMH mucate, (R)-IMH mucate, and (S)-IMH mucate in anesthetized male Wistar rats were studied (using consecutive doses of 0.03, 0.1, 0.3, 1, 3, and 10 mg/kg IV with 10-minute interdose intervals).
- The pharmacokinetics (PK) of racemic and (R)-IMH were studied in rats using stereospecific liquid chromatography-mass spectrometry.

Results

Comparative Binding Affinities of (R)-Isometheptene versus (S)-Isometheptene to Receptors Expressed in the CNS

	K_i(nM)				
Compound	I_1R	I_2R	α_{2B}	Sigma-1 Receptor	Sigma-2 Receptor
(R)-Isometheptene	18	62	50000	1900	5600
(S)-Isometheptene	1100	180	55000	2100	5200

Equilibrium Binding of (R)-Isometheptene, (S)-Isometheptene and Racemic Isometheptene to I_1-Imidazoline Receptor


Racemic Isometheptene, K_i = 42 nM
(S)-Isometheptene, K_i = 1100 nM
(R)-Isometheptene, K_i = 18 nM
[^{3}H] Clonidine, % Initial Bound
Log [Compound], M

(R)-Isometheptene Has Reduced Effects on Blood Pressure Compared to (S)-Isometheptene and Racemic Isometheptene


Vehicle
Racemic Isometheptene
(S)-Isometheptene
(R)-Isometheptene
Mean arterial blood pressure , change in mmHg
Intravenous Dose (mg/kg)


Systolic arterial blood pressure, change in mmHg
Intravenous Dose (mg/kg)


Diastolic arterial blood pressure, change in mmHg
Intravenous Dose (mg/kg)

(R)-Isometheptene Has Similar Effects on Heart Rate Compared to (S)-Isometheptene and Racemic Isometheptene


Heart rate, change in bpm
Vehicle
Racemic Isometheptene
(S)-Isometheptene
(R)-Isometheptene
Intravenous Dose (mg/kg)

Pharmacokinetics of Racemic Isometheptene Mucate and (R)-Isometheptene Mucate in Rats

Test Article	Dose, mg/kg	C_{max}, ng/mL		AUC, ng.h/mL		T_{max}, h		$T_{1/2}$, h	
		R-IMH	S-IMH	R-IMH	S-IMH	R-IMH	S-IMH	R-IMH	S-IMH
Racemic IMH	1	165	175	62	66	0.16	0.16	0.37	0.38
(R)-IMH	0.5	198	NC	76	NC	0.16	NC	0.47	NC

Conclusions



R-Isomer
- Analgesic
- Binds to I_1-imidazoline receptor



S-Isomer
- Sympathomimetic

- Our finding that R-IMH binds to I_1R with high affinity suggests that this receptor is the primary site of action for R-IMH's analgesic effects. This is confirmed by recent results in the I_1R knock out mouse in which there is a decreased pain threshold.
- Our finding that S-IMH produces significantly higher increased BP suggest that this isomer is responsible for the cardiovascular liability observed with racemic IMH.
- These findings suggest that R-IMH is an agonist of I_1R, a receptor in the brain that regulates pain perception, and that it may have a superior benefit/risk ratio as an analgesic for headache compared to either the racemic or the (S)-isomer.

References

1. MigraTen Prescribing Information; Pharmelle; Gilbert AZ, 2004
2. Diamond S, Medina JL. Isometheptene–a non-ergot drug in the treatment of migraine. Headache. 1975;15(3):211-213.
3. Zhang L, Zhao TY, Hou N, et al. Generation and primary phenotypes of imidazoline receptor antisera-selected (IRAS) knockout mice. Cns Neurosci Ther. 2013;19(12):978-981.

*(R)-IMH mucate is being investigated in the US for tension-type headache as TNX-201 under US Investigational New Drug and it is not approved for any indication.

Daugherty, BL, et al. Headache. 2015; June Abstract PS29.55(S3) 172

American Headache Society, 57th Annual Scientific Meeting, Washington, DC, June 18 - 21, 2015